SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                 FORM 8-K/A
                             (Amendment No. 1)

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               April 9, 1998
                     (Date of earliest event reported)

                         AMERICAN TELECASTING, INC.
           (Exact name of Registrant as specified in its charter)


         Delaware            0-23008               541486988
       (State of       (Commission File No.)      (IRS Employer
      Incorporation)                              Identification No.)


                           5575 Tech Center Drive
                                    Suite 300
                           Colorado Springs, Colorado
                    (Address of principal executive offices)

                                   80919
                                 (zip code)

                               (719) 260-5533
            (Registrant's telephone number, including area code)





                                INTRODUCTION

           This Amendment No. 1 to Form 8-K Current Report ("Form 8-K") is being filed on behalf of American Telecasting, Inc. (the "Company") to amend the Form 8-K filed originally by the Company on April 9, 1998, which relates to the Offer to Purchase and Consent Solicitation Statement dated April 9, 1998 (the "Statement"), as amended and supplemented by the Supplement thereto, dated April 22, 1998 (the "Supplement"), and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") and, together with the Statement, the "Offer") with respect to the offer by the Company to purchase for cash a portion of its Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Notes") from Holders (as defined in the related Indentures) thereof, at a cash price in the case of the 2004 Notes equal to $255 per $1,000 principal amount at maturity of the Notes purchased and in the case of the 2005 Notes equal to $225 per $1,000 principal amount at maturity of the Notes purchased.

 Item 5.        Other Events.

           Item 5 is hereby amended and supplemented by the following:

           The Company has amended its solicitation of consents made in conjunction with the Offer (the "Solicitation") to propose amendments to the indentures (the "Proposed Amendments") governing the Notes that, if they are approved and become effective, would require the Company to use a portion of any additional net proceeds received by it under an Asset Purchase Agreement, dated as of March 18, 1997 (the "BellSouth Agreement"), by and among certain subsidiaries of the Company, BellSouth Corporation ("BellSouth") and a subsidiary of BellSouth, to offer to repurchase Notes and permit the Company to retain or use a portion of such net proceeds without regard to the 270 day reinvestment period provided for in the indentures. The Solicitation continues to provide for the proposed waivers set forth in the Statement (the "Proposed Waivers"). The Proposed Waivers and the Proposed Amendments constitute a unified proposal and accordingly neither may be approved and become effective independently of the other. All consents delivered by holders shall apply to both the Proposed Waivers and the Proposed Amendments. Except as set forth in the Supplement, the terms and conditions of the Offer, including the Offer consideration and the maximum of $17.5 million available for the purchase of Notes, remain unchanged.

           The Proposed Amendments would amend the indentures in the case of any and all net proceeds received by the Company or any of its subsidiaries from (i) the up to $46.2 million in proceeds that may be received in connection with other dispositions contemplated by the BellSouth Agreement that close after the expiration date of the Offer, depending on the total number of channel leases and licenses ultimately delivered by the Company to BellSouth, and (ii) the up to approximately $6.4 million in proceeds that may be received from an escrow account that was established under the BellSouth Agreement in connection with a disposition completed prior to the date of this Statement.

           No later than 30 days after the aggregate amount of net available proceeds resulting from future BellSouth dispositions and the escrow proceeds first equals or is greater than $10 million, the Company shall be obligated to utilize 57% of the amount of such net available proceeds to make an offer to purchase the outstanding Notes, which required offer shall remain open for a minimum of 20 business days, unless extended, at a purchase price in cash equal to the greater of (i) $280.50 per $1,000 principal amount at maturity in the case of the 2004 Notes and $247.50 per $1,000 principal amount at maturity in the case of the 2005 Notes and (ii) the market value of the Notes as determined on the date preceding the date of the commencement of the required offer by Donaldson, Lufkin & Jenrette Securities Corporation, the financial advisor to the Company. If the aggregate principal amount of Notes tendered by holders thereof pursuant to a required offer exceeds the amount of the 57% of the net available proceeds to be used for the purchase of the Notes, the Notes shall be selected for purchase on a pro rata basis. Upon completion of a required offer, the amount of net available proceeds shall be reset at zero. The 43% of the amount of such net available proceeds not to be utilized for such required offer to purchase, as well as the amount of the 57% of the net available proceeds to be used to purchase Notes pursuant to such required offer that is in excess of the amount required to purchase the Notes tendered by holders thereof, shall not be subject to any such tender obligation and shall be freely available for use by the Company as it deems appropriate. In addition, any and all financial advisor, legal and other costs and fees incurred by the Company in connection with completing or facilitating any future BellSouth dispositions, escrow proceeds or any required offer as described in this Statement shall be deemed to be reduce net available proceeds resulting from future BellSouth dispositions and escrow proceeds that are required to be used to purchase Notes. At such time that the amount of net available proceeds resulting from additional future BellSouth dispositions or escrow proceeds equals or is greater than $5 million (which amount shall not include the unencumbered net available proceeds), the Company shall be obligated to utilize 57% of the amount of such additional net available proceeds to make a subsequent required offer, subject to the same terms and conditions set forth above applicable to the initial required offer. The proposed amendments would not restrict the Company from using unencumbered net available proceeds for the purchase or other retirement of Notes on such terms as it determines to be appropriate.

           The proposed amendments would not apply to net proceeds that may be received from dispositions of assets that the Company may undertake other than pursuant to the BellSouth agreement. Accordingly, the Company would not be required to use such net proceeds to make a required offer as described above to but would continue to obligated to offer to repurchase Notes at accreted value at the end of the 270 day reinvestment period as and to the extent currently provided in the applicable provisions of the indenture.

           The Company's obligation to accept for purchase, and to pay for, Notes tendered pursuant to the offer is not conditioned upon any minimum tender of either the 2004 Notes or the 2005 Notes or obtaining any financing but is subject to satisfaction of the receipt of the consents from the holders of a majority in principal amount at maturity of both the 2004 Notes and the 2005 Notes on or prior to 5:00 PM, New York City time, on April 28, 1998, unless extended, and to certain other conditions. The Company, in its sole discretion, may waive any of the conditions of the Offer, in whole or in part, at any time and from time to time.

           The Offer and Solicitation will expire at 12:00 midnight, New York City time, on May 7, 1998, unless extended. If the consent condition is not satisfied on or prior to 5:00 PM, New York City time, on April 28, 1998, unless extended, the Company currently intends to terminate the offer without purchasing any Notes thereunder.

           Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

           The foregoing description of the Supplement is qualified in its entirety by reference thereto, a copy of which is attached as an exhibit hereto and is incorporated by reference herein in its entirety.


 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

      (c)  Exhibits

           99(a)     Supplement to Offer to Purchase and Consent
                     Solicitation Statement, dated April 22, 1998.

           99(b)     Press Release, dated April 22, 1998, by
                     American Telecasting, Inc.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, American Telecasting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          AMERICAN TELECASTING, INC.


                          By: /s/ DAVID SENTMAN
                              ____________________________
                          Name:  David Sentman
                          Title: Senior Vice President and Chief Financial
                                 Officer


 Date:  April 23, 1998


                               EXHIBIT INDEX


 Exhibit No.


   99(a)     Supplement to Offer to Purchase and Consent
             Solicitation Statement dated April 22, 1998.

   99(b)     Press Release, dated April 22, 1998, by American
             Telecasting, Inc.